Subsidiaries of Utah Medical Products, Inc.:


Name                       Juristiction of Incorporation   Business Name
- - ----                       -----------------------------   -------------

Utah Medical Products, Ltd. Bermuda                        Utah Medical
                                                            Products, Ltd.